UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 18, 2006
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067
(Address of principal executive offices, including zip code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01 Entry into a Material Definitive Agreement
     On October 13, 2006, International Lease Finance Corporation (the “Company”) entered into a $2,500,000,000 Five-Year Revolving Credit Agreement, among the Company, the banks named therein and Citicorp USA, Inc., as administrative agent (the “2006 Credit Agreement”). In connection with the 2006 Credit Agreement, the Company also entered into on October 13, 2006, (1) Amendment No. 1 (the “2005 Amendment”) to the $2,000,000,000 Five-Year Revolving Credit Agreement, dated as of October 14, 2005 (the “2005 Credit Agreement”), among the Company, the banks named therein and Citicorp USA, Inc., as administrative agent and (2) Amendment No. 1 (the “2004 Amendment”) to the $2,000,000,000 Five-Year Revolving Credit Agreement, dated as of October 15, 2004 (the “2004 Credit Agreement”), among the Company, the banks named therein and Citicorp USA, Inc., as administrative agent. Copies of the 2006 Credit Agreement, the 2005 Amendment and the 2004 Amendment are included in this Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
     The 2006 Credit Agreement provides that the Company may borrow up to $2,500,000,000 on a five-year revolving basis for general corporate purposes, which may be in the form of committed borrowings or competitive bid borrowings. Interest on any borrowed amounts will be based on, in the case of competitive bid loans, the offering bank’s specified rate or LIBOR plus or minus the rate margin set forth by the offering bank, or in the case of committed loans, either base rate or LIBOR plus an applicable margin determined by a ratings based pricing grid.
     The 2006 Credit Agreement also contains, among others, financial covenants providing for limitations on indebtedness, restricted payments, liens and sale of assets, a fixed charge coverage ratio and minimum consolidated tangible net worth.
     The 2005 Credit Agreement and 2004 Credit Agreement were each amended to conform with, among others, certain financial covenants and events of default under the 2006 Credit Agreement.
     The foregoing descriptions of each of the 2006 Credit Agreement, the 2005 Amendment and 2004 Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.
     Certain of the lenders party to each of the 2006 Credit Agreement, the 2005 Amendment and 2004 Amendment, as well as certain of their respective affiliates, have performed, and may in the future perform, for the Company, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description
10.1	$2,500,000,000 Five-Year Revolving Credit Agreement dated as of October 13, 2006, among International Lease Finance Corporation, the banks named therein and Citicorp USA, Inc., as administrative agent.

Exhibit No.	Description
10.2	Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among International Lease Finance Corporation, the banks named therein and Citicorp USA, Inc., as administrative agent.

10.3	Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 15, 2004, among International Lease Finance Corporation, the banks named therein and Citicorp USA, Inc., as administrative agent.

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Alan H. Lund

By:	Alan H. Lund
Vice Chairman and
Chief Financial Officer
DATED: October 18, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	$2,500,000,000 Five-Year Revolving Credit Agreement dated as of October 13, 2006, among International Lease Finance Corporation, the banks named therein and Citicorp USA, Inc., as administrative agent.

10.2	Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among International Lease Finance Corporation, the banks named therein and Citicorp USA, Inc., as administrative agent.

10.3	Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 15, 2004, among International Lease Finance Corporation, the banks named therein and Citicorp USA, Inc., as administrative agent.